                          Independent Auditors' Consent


To the Shareholders and Board of Directors of Travelers Series Fund Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Travelers Series Fund, Inc. (the "Funds"), in these Prospectuses and the Statement of Additional Information, of our reports dated December 11, 2002, on the statements of assets and liabilities as of October 31, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the periods described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in these Prospectuses and "Independent Auditors" in the Statement of Additional Information.

Portfolios                                                            Financial Highlights
----------                                                            --------------------
Smith Barney International All Cap Growth Portfolio                   Five years ended October 31, 2002

Smith Barney Large Cap Value Portfolio                                Five years ended October 31, 2002

Smith Barney Large Capitalization Growth Portfolio                    Four years ended October 31, 2002 and
                                                                      period from May 1, 1998 (commencement
                                                                      of operations) to October 31, 1998

Smith Barney Aggressive Growth Portfolio                              Five years ended October 31, 2002

Smith Barney Mid Cap Core Portfolio                                   Five years ended October 31, 2002

Alliance Growth Portfolio                                             Five years ended October 31, 2002

AIM Capital Appreciation Portfolio                                    Five years ended October 31, 2002

Van Kampen Enterprise Portfolio                                       Five years ended October 31, 2002

MFS Total Return Portfolio                                            Five years ended October 31, 2002

Salomon Brothers Strategic Total Return Bond Portfolio                Five years ended October 31, 2002

Travelers Managed Income Portfolio                                    Five years ended October 31, 2002

Putnam Diversified Income Portfolio                                   Five years ended October 31, 2002

Smith Barney High Income Portfolio                                    Five years ended October 31, 2002

Smith Barney Money Market Portfolio                                   Five years ended October 31, 2002


                                                                 KPMG LLP

New York, New York
February 21, 2003